EXHIBIT 10.56

Contract No.

Agreement on the Transfer of Rights and Obligations

Transferee: Huaxia Financial Leasing Co., Ltd. (hereinafter referred to as “Lessor”)

Legal representative: Ren Yongguang

Address: Room A-413, Financial Center, No. 36 Changhong Road, Kunming Economic and Technological Development Zone, Yunnan Province

Transferer: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (hereinafter referred to as “Lessee”)

Legal representative: Zhou Feng

Address: Benke Village, Xinqiao Town, Anlong County, Southwest Guizhou Autonomous Prefecture, Guizhou

Mailing address: Benke Village, Xinqiao Town, Anlong County, Southwest Guizhou Autonomous Prefecture, Guizhou

Contact number: [13636304829]

Email: [None]

Seller: Jiangsu Zhonghong Photovoltaic Engineering Technology Co. Ltd.

Legal representative: Xu Aojun

Domicile: Room 1108, Chengxin Building, No. 885 Chengxin Avenue, Jiangning District, Nanjing

Place of signing: Xicheng District, Beijing

Date of signing: October________, 2019

Whereas:

1. Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd.., to satisfy the demand for construction of a 70MWP agricultural photovoltaic power station project located in Yilong xingqiao County (hereinafter referred to as “the Project”), signed a Contract on Undertaking the Construction of a 30MP Agricultural Photovoltaic Power Station Project in Yilong xingqiao County and related appendixes (contract No.: SMX-S2H-2019-035, hereinafter referred to as the “Contract on Procurement of Equipment”) with Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd. about the procurement and construction of devices and buildings used in the photovoltaic power station. As specified in the Contract on Procurement of Equipment, the buyer buys relevant lease items under the Contract on Procurement of Equipment from the seller, and obtains the ownership of the lease items accordingly.

2. The related equipment under the above Contract on Procurement of Equipment during project construction is the lease items (as per the List of lease items in Appendix I) in the Financial Leasing Contract (HXZL-72-2019166) and its attached lists (hereinafter to referred as the “Financial Leasing Contract”), i.e. all the power station assets including the photovoltaic power station devices and buildings used in this project, and Huaxia Financial Leasing Co., Ltd. agrees to such financial leasing trade with the buyer. Therefore, the two parties signed this Agreement on the Transfer of Rights and Obligations (hereinafter referred to as this “Agreement”), the lessor agrees to receive the rights and obligations of the buyer who obtains the ownership of lease items under the Contract on Procurement of Equipment according to the stipulation of this agreement, i.e. to pay for the lease items and obtain the ownership of the lease items and leases the lease items involved in this project to the buyer who will use them. The buyer agrees to transfer the rights and obligations of the ownership of the lease items under the Contract on Procurement of Equipment to the lessor and accepts the lease items from the lessor, and fulfill all obligations and liabilities under the financial leasing contract including paying the rent.

3. The seller understands and confirms the above mentioned financial leasing trade and agrees the lessor to accept the rights and obligations of the ownership of the lease items obtained by the buyer under the Contract on Procurement of Equipment.

Hereby, this transfer agreement (hereinafter referred to as the “Agreement”) is signed by each party through friendly negotiation in the principle of voluntariness and mutual benefit to stipulate the matters on the transfer of rights and obligations under the Contract on Procurement of Equipment, which must be followed by all parties.

Article 1: Transfer of contract rights and obligations

1.1 The buyer and the seller confirm that the Contract on Procurement of Equipment had/hadn’t become effective before this agreement was signed, but the seller and the buyer had truly informed the lessor of the fulfillment and all information of the Contract on Procurement of Equipment, which are confirmed by the lessor.

1.2 From the day when this agreement is signed, the lessor will accept the buyer’s rights and obligations of the ownership of the lease items obtained by the buyer under the Contract on Procurement of Equipment according to the stipulation of this agreement. The seller agrees to confirm the transfer of the buyer’s rights and obligations for the lease items. A copy of the Contract on Procurement of Equipment will be stamped by the official stamps (or special stamps for contracts) of the buyer and the seller before used as Appendix II to this agreement.

1.3 The buyer and the seller confirm that related devices (including but not limited to device names, prices, models, specifications, performances and actual suppliers) under the Contract on Procurement of Equipment are chosen by the buyer and fixed in the Contract on Procurement of Equipment through negotiation with the seller, and the lessor has made neither interference nor any explicit or implicit statement or guarantee on any device or matter related.

1.4 Each party in this agreement confirms that from the day when this agreement is signed, the buyer and the seller will be constrained by this agreement, and the lessor, after fulfilling the payment for the lease items stipulated in this agreement, will have the right to act as the lessor to carry out financial leasing business upon the lease items.

1.5 Each party confirms that the transfer of rights and obligations under this agreement indicates the transfer of rights and obligations related to the ownership of the lease items in the Contract on Procurement of Equipment, and the rights and obligations except the ownership of the lease items obtained under the Contract on Procurement of Equipment will be still taken and fulfilled by the buyer.

1.6 Each party further confirms that the lessor becomes the buyer and owner of the lease items under the Contract on Procurement of Equipment through transfer according to this agreement, but the buyer will still have other rights and obligations except the ownership of the lease items under the Contract on Procurement of Equipment.

1.7 Unless otherwise specified beyond this agreement, articles in the Contract on Procurement of Equipment will be unchanged and still applicable. This agreement prevails any conflict of articles between this agreement and the Contract on Procurement of Equipment.

Article 2: Arrangement of transferred rights and obligations

2.1 Each party of this agreement agrees and confirms that the lessor will obtain the exclusive and complete ownership of the lease items after the first batch of payment for the lease items is paid. And meanwhile the buyer will still have and fulfill the rights, obligations and liabilities except obtaining the ownership of the lease items and paying for the lease items under the Contract on Procurement of Equipment, including but not limited to the buyer’s rights and obligations for accepting and inspecting the devices, asking the seller to providing installation, technical service, repair and maintenance service, claiming for compensation from the seller, and completing procedures for import, commodity inspection, transportation and insurance, etc for the lease items under the Contract on Procurement of Equipment, the buyer shall directly fulfill the above rights and obligations and bear the related expenses, risks and liabilities for the seller. The lessor may provide assistance according to the actual situation. The lessor will be deemed as having provided necessary assistance if related documents and workers are provided to satisfy the buyer’s reasonable demand. If the buyer causes any loss to the lessor during fulfilling the Contract on Procurement of Equipment (including but not limited to any serious defect of the lease items or the failure to deliver the construction site or any other loss caused to the lessor because of any defect in the ownership of the lease items), the seller must be compensated.

2.2 The buyer promises not to claim any ownership of the lease items from the lessor by the excuse that the buyer has undertaken some other contractual obligations under the Contract on Procurement of Equipment.

2.3 If the seller delays the delivery or the lease items delivered are inconsistent with the Contract on Procurement of Equipment in terms of quantity, quality and technical standards, etc., or does not meet the requirements of the buyer, the buyer shall directly claim for compensation from the seller, and the lessor shall not bear any responsibility. The foregoing situation does not affect the buyer’s obligations for paying any pre-lease interest, grace period interest, and rent under the Financial Leasing Contract.

2.3 If the seller delays the delivery or the lease items delivered are inconsistent with the Contract on Procurement of Equipment in terms of quantity, quality and technical standards, etc., or does not meet the requirements of the buyer, the buyer shall directly claim for compensation from the seller, and the lessor shall not bear any responsibility. The foregoing situation does not affect the buyer’s obligations for paying any pre-rent interest, grace period interest, and rent under the Financial Leasing Contract. If the lessor fails to obtain the ownership or there is any defect in the ownership of the lease items due to the buyer’s reasons, the lessor will have the right to terminate this agreement or the Financial Leasing Contract and require the buyer to compensate the lessor for all losses suffered under the Financial Leasing Contract without assuming any responsibility to the buyer or the seller.

2.5 The seller confirms and understands that the lease items are obtained by the lessor based on the financing lease business arrangement and are used for leasing to the buyer for final use. The seller will provide the lease items according to the specifications, quality, quantity and other conditions stipulated in the Contract on Procurement of Equipment, provide the buyer with relevant qualification documents and manufacturer’s documents under the Contract on Procurement of Equipment, and perform the obligations for transportation, technical support, maintenance and quality assurance of the lease items in accordance with the provisions of the Contract on Procurement of Equipment.

2.6 Unless confirmed and permitted by the lessor, the buyer and the seller shall not cancel the Contract on Procurement of Equipment or make any modification, suspension or termination on any term in the Contract on Procurement of Equipment relating to the purchase price of the lease items which may affecting the value or delivery time of the lease items. If the Contract on Procurement of Equipment or this Agreement is changed or canceled not due to the lessor but the lessor’s financial claim under the Financial Leasing Contract is damaged, the buyer shall bear the entire loss of the lessor.

2.7 Except that the lessor fails to pay the purchase price for the lease items as stipulated in this agreement, if the seller claims for any compensation under the Contract on Procurement of Equipment, the seller will directly claim from the buyer and the buyer will bears all costs and possible losses and liabilities, the lessor will not be involved and the seller must not make any further claim from the lessor. Or, the buyer shall be liable for compensating the lessor for any loss caused therefore. The seller confirms and agrees hereby.

Article 3: Price and payment of the lease items

3.1 The buyer and the seller hereby confirm that the total purchase price of the lease items paid by the lessor under this agreement is [Renminbi Ninety-three Million Yuan Totally] [93,000,000.00 Yuan].

3.2 After the following payment terms are satisfied, the lessor will pay the purchase price of the lease items to the account designated by the buyer/seller in one or several batches:

(1) This Agreement and other legal documents related to the financial leasing project, such as the Financial Leasing Contract, have been legally and effectively signed and have entered into force;

(2) The guarantee documents involved in the Financial Leasing Contract have been signed and the guarantees have entered into force. If formalities for guarantee registration are required, the lessor has received the supporting documents for the registration of such valid guarantees;

(3) The lessor has received a resolution from the buyer’s authority which permits the financial leasing trade between the buyer and the seller;

(4) The lessor has received a resolution on the consent of the guarantee issued by the guarantor’s authority;

(5) The lessor has received the corresponding commission fee and lease security deposit as stipulated in the Financial Leasing Contract paid by the buyer in full;

(6) The Contract on Procurement of Equipment and related agreements corresponding to the purchase price of the lessor paid for the lease items have been signed and confirmed by the lessor, and the lessor has received the copy of the Contract on Procurement of Equipment stamped with the official stamp of the buyer;

(7) The lessor has received the buyer’s commitment letter and the Notice of Payment jointly issued by the buyer and the seller;

(8) The lessor has received the certificates proving the lease items received by lessor has no defect in the ownership, the value can cover the lease amount, and the remaining value applicable period can cover the lease period of the lease items;

(9) The lessor has received the commitment letter from the lessee and the State Power Investment Group Guizhou Jinyuan Weining Energy Co., Ltd. on the following matters:

(a) After the Lessor pays the first Lease Item Purchase Price, the Lessee must obtain the land pre-examination document, environmental assessment approval, and forest land related approval for the Project before December 31, 2019;

(b) The lessee pledges the electricity fee charging right of the project to the lessor within one month after the electricity purchase and sale agreements are signed with the relevant parties (not later than June 30, 2020) and assists in the completion of the pledge registration formalities;

(c) If the Lessee fails to make the Project get connected to the grid at its full capacity before [December] [31], [2019] and obtain new energy subsidies during the operation period, the Lessor has the right to request the Lessee to repay immediately all the outstanding and due amount and all the immature liabilities under the Lease Agreement and to request State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd. to fulfill the repurchase obligation.

(d) The lessee promises not to lend any fund to any third party, borrow any fund from any other financial institution, or provide any form of guarantee to any third party without the written consent of the lessor during the financial leasing period; not to share any dividend unless the lease payment is timely and fully paid to the lessor as stipulated in the Financial Leasing Contract and the attached list; any project construction fund gap beyond the capital of the project and the purchase price of the lease items paid by the lessor shall be filled by the lessee’s shareholders, and the income from the project operation will be given a priority to repaying all the payables including pre-lease interest, grace period interest and rent, etc. under the lease agreement;

(10) The buyer has not involved in any breach of contract under this agreement and the Financial Leasing Contract;

(11) There is any other request from the lessor or any other condition as stipulated in the Financial Leasing Contract and the attached lease list.

The Lessor has the right to waive part of the aforementioned payment conditions at its sole discretion. Notwithstanding the foregoing, the lessor is still given the right to require the buyer to satisfy all of the above payment terms in accordance with this Agreement after paying the purchase price for the lease items. Unless otherwise stipulated in this Agreement, the buyer shall ensure that the payment terms stipulated in this Agreement are always satisfied and that all documents and information provided to the buyer shall remain in force and no description is changed or any description is changed but the buyer has made a reasonable statement on the approval of the lessor before the lessor pays the first batch of price for the lease items. At the same time, each party confirms that the lessor has formally reviewed the documents and materials required by Article 3.2 of the payment terms. If any document or material does not meet the payment terms stipulated in the Contract on Procurement of Equipment, the lessor will bear no responsibility for any delay of payment.

3.3 The designated account for the seller to collect the purchase price of the lease items (the account designated by the seller) is as follows:

Information of the account designated by the seller:

Account bank: [Xingyi Jushan Branch, ICBC]

Account name: Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd.

Account number: [2409010619200133059]

If there is any change to the above account information, the party who makes the change shall notify the other party in a written form within 2 working days after the change and within 5 working days before the last payment deadline specified in this agreement. If the seller fails to notify on time or the notice is incorrect and thus the person fails to pay or delays the payment of the purchase price to the seller, the lessor shall not bear any responsibility and the seller shall be liable for compensation for any loss caused to the lessor.

3.4 All parties confirm that the lessor pays only the purchase price for the amount stipulated in Article 3.1. The amount paid by the lessor shall be earmarked for the purchase of the lease items, and neither the contract issuing party nor the contract accepting party may use it for other purposes.

3.5 All parties confirm that the seller shall, within three months after the lessor pays the first batch of purchase price for the lease items, issue to the lessor a special value-added tax invoice titled with Huaxia Financial Leasing Co., Ltd., otherwise the seller shall pay the lessor a penalty in 5/10,000 daily of the amount on the invoice which must be issued but not issued. The amount paid by the lessor shall be earmarked for the purchase of the lease items, and neither the buyer nor the seller may use it for other purposes. The payment can be made by the lessor in cash, remittance or bank acceptance.

3.6 All parties hereby confirm that the lessor pays the purchase price of the lease items only for the total purchase price stipulated in Article 3.1. If the purchase price actually settled for the lease items under the Contract on Procurement of Equipment is inconsistent with but lower the above mentioned price, the purchase price actually settled shall prevail. If the purchase price actually settled for the lease items exceeds the total purchase price stipulated above, the balance shall be settled by the buyer. All parties confirm and agree that the buyer shall not be deemed to have violated the payment obligation of the purchase price for the lease items under this Agreement, and the lessor’s acquisition of the ownership of the lease items shall not be affected if the buyer paid for the above mentioned balance. Any knot or dispute arising from the buyer’s failure to comply with and perform the payment obligations of other funds under the Contract on Procurement of Equipment shall be solved by the buyer and the seller at their own discretion, and it shall neither be related to the lessor nor affect the lessor’s acquisition of the ownership of lease items in accordance with this agreement.

3.7 If the lessor fails to pay or delays paying the purchase price for the lease items not because of any reason of the lessor (including but not limited to the buyer’s failure to meet the payment conditions mentioned in Article 3.2), the lessor shall not bear any responsibility, but the buyer shall be liable for any damage suffered by the lessor therefore without affecting the lessor’s acquisition of the ownership of the lease items in accordance with this agreement.

Article 4: Delivery and ownership of the lease items

4.1 All parties agree that the ownership of the lease items under the Contract on Procurement of Equipment shall be transferred from the seller to the lessor from the day the lessor pays the first batch of the purchase price, regardless of whether the seller actually delivers the lease items to the buyer. The seller shall deliver the lease items to the buyer according to the time, method and other conditions as stipulated in the Contract on Procurement of Equipment, and the buyer shall timely inspect, accept the lease items and issue a Confirmation of Acceptance of Lease Items to the lessor.

4.2 Before this Agreement is signed, if the lease items (if any) have been delivered by the seller to the buyer in advance, the buyer shall provide the lessor on the day of the first batch of payment for the lease items with a Confirmation of Acceptance of Lease Items and a delivery note signed by the buyer and the seller, and the ownership of the lease items will be transferred to the lessor from the day the lessor pays the first batch of purchase price for the lease items.

4.3 If the lease items involves any ownership registration and other registration procedures, the buyer shall, at the own expense, go through the ownership registration of the lease items for the lessor in accordance with the relevant laws and regulations, and ensure that the ownership of the lease items is transferred to the lessor in a timely and legal manner.

4.4 The lessor shall not be responsible for the delivery, installation, debugging and acceptance check of the lease items or any other liability. If the lessor suffers any loss or damage due to the acceptance, installation, debugging and acceptance check of the lease items, the buyer shall be liable for compensation.

4.5 The risk of loss and damage to the lease items and its components shall be borne by the seller before the delivery of the lease items and by the buyer after the lease items are delivered to the buyer. Under no circumstances shall the lessor be liable for the damage of the lease items.

Article 5: Claim for compensation

5.1 The lessor hasn’t made any interference as the buyer chose and confirmed the lease items and the seller. If the seller fails to deliver the lease items, or delays the delivery, or any of the specifications, model, quality, quantity, etc. of the lease items does not meet the requirements in the Contract on Procurement of Equipment or does not meet the purpose of use of the buyer, or the seller violates any stipulation in the Contract on Procurement of Equipment, etc, the lessor will not take any responsibility. For any dispute arising from the above circumstances, the buyer shall directly claim compensation from the seller and bear the costs and results of the claim. The buyer confirms that the obligation to pay the rent and other payables and any other obligations under the Financial Leasing Contract are not affected by the above mentioned claim.

5.2 The buyer shall ensure that the lessor is exempted from any loss caused by the seller’s breach of contract. If the buyer does not claim for any compensation or right from the seller in time, the lessor will have the right to perform the claiming right directly to the seller, and all costs incurred shall be borne by the buyer.

5.3 The buyer, if has any breach of contract under the Contract on Procurement of Equipment, shall bear the responsibility directly for the seller, and the lessor shall not bear any responsibility. The buyer shall be liable for compensating any loss or damage caused to the lessor because of any claim made by the seller.

Article 6: Statement and assurance

6.1 Lessor’s statement and assurance

(1) The lessor has obtained the corresponding internal and external authorizations and has the right to sign this agreement before entering into this agreement;

(2) In the case that the buyer has assisted in satisfying all the payment terms in accordance with Article 3 of this Agreement, the lessor shall pay the purchase price for the lease items as stipulated in this agreement.

6.2 Buyer’s statement and assurance

(1) The buyer has obtained the corresponding internal and external authorizations and has the right to sign this agreement before entering into this agreement;

(2) All documents and materials provided by the buyer to the lessor (including but not limited to the Contract on Procurement of Equipment) are consistent with the originals, and the signatures and stamps are true and valid. The buyer shall affix the official stamp of the buyer to the documents and materials provided, and ensure its authenticity, completeness and validity;

(3) The buyer assures not to place any form of mortgage, lien, lease or other entitlement on the lease items, and no third party has any claiming right for them;

(4) The lease items under this Agreement have no fact or possibility of infringement of any other’s trademark, patent or intellectual property right;

(5) Without the prior written consent of the lessor, the buyer shall not change the main payment terms of the purchase price of the lease items, the payment method, and the conditions and requirements for the delivery of the lease items, and shall not cancel the Contract on Procurement of Equipment for any reason;

(6) By the time this agreement is signed, there is no pending dispute, claim or legal procedure between the buyer and the seller under the Contract on Procurement of Equipment. The buyer is not involved with any breach of contract under the Contract on Procurement of Equipment or any matter which may lead to the cancellation or termination of the Contract on Procurement of Equipment; before this agreement is signed, the buyer is the sole buyer of the lease items in the Contract on Procurement of Equipment, has the entire and full legal rights and interests given to the buyer under the Contract on Procurement of Equipment, and can fully and legally treat the buyer’s rights and benefits;

(7) The buyer has not imposed any restriction on the buyer’s rights and benefits under the Contract on Procurement of Equipment, including but not limited to setting any pledge, or any transaction or debt that may disturb the completion of the transfer or affect the lessor’s exercise of the ownership of the lease items;

(8) If the buyer pays any other expense (if any) under the Contract on Procurement of Equipment other than the purchase price for the lease items paid by the lessor under the Contract on Procurement of Equipment, such payment will not disturb the lessor in acquiring the exclusive and complete ownership of the lease items.

6.3 Seller’s statement and assurance

(1) The seller has obtained the corresponding internal and external authorizations and has the right to sign this agreement before entering into this agreement;

(2) The seller has the ability and rights to sign and fulfill the Contract on Procurement of Equipment, and has obtained the corresponding internal and external authorizations;

(3) All documents and materials provided by the seller to the lessor are consistent with the originals, and the signatures and stamps are true and valid. Their authenticity, completeness and validity are assured;

(4) The seller assures not to place any form of mortgage, lien, lease or other entitlement on the lease items, and no third party has any claiming right for them;

(5) The lease items under this Agreement have no fact or possibility of infringement of any other’s trademark, patent or intellectual property right;

(6) Without the prior written consent of the lessor, the seller shall not change the main payment terms of the purchase price of the lease items, the payment method, and the conditions and requirements for the delivery of the lease items, and shall not cancel the Contract on Procurement of Equipment for any reason;

(7) By the time this agreement is signed, there is no pending dispute, claim or legal procedure between the buyer and the seller under the Contract on Procurement of Equipment. The buyer is not involved with any breach of contract under the Contract on Procurement of Equipment or any matter which may lead to the cancellation or termination of the Contract on Procurement of Equipment;

(8) The seller has not imposed any restriction on the buyer’s rights and benefits under the Contract on Procurement of Equipment, including but not limited to setting any pledge, or any transaction or debt that may disturb the completion of the transfer or affect the lessor’s exercise of the ownership of the lease items;

(9) The seller assures that a special value-added tax invoice in the full purchase price of the lease items will be issued to the lessor in accordance with this agreement.

Article 7: Breach of contract

7.1 After this agreement is signed, the following cases shall be deemed as the seller’s breach of contract:

(1) The seller has not provided the purchaser with a special value-added tax invoice for the lease items in the full amount or has not provided documents for other requirements within the period specified in this agreement;

(2) The lease items delivered by the seller is seriously inconsistent with the Contract on Procurement of Equipment and the buyer’s requirements in terms of quantity, quality and technical standards, and thus the purpose of the Financial Leasing Contract cannot be achieved;

(3) The seller is involved with bankruptcy, dissolution or any other case leading to incapability of fulfilling the agreement;

(4) Any statement, warranty or written statement made by the seller is proved to be false at the time of the making, or the agreement has been terminated or invalidated because of any reason from the seller;

7.2 After this agreement is signed, the following cases shall be deemed as the buyer’s breach of contract:

(1) The buyer fails to submit the Notice of Payment in accordance with Article 3 of this Agreement and fails to provide assistance in satisfying all the payment terms;

(2) Any statement, warranty or written statement made by the buyer is proved to be false at the time of the making;

(3) The agreement is canceled or the lease items cannot be delivered before the lease commencement date specified in the Financial Leasing Contract due to the reason of the lessor;

(4) The buyer constitutes a fundamental breach of contract under other contracts, including but not limited to the Financial Leasing Contract signed with the lessor.

7.3 If the buyer or the seller in involved with breach of contract mentioned above, the lessor has the right to stop paying the purchase price for the lease items and has the right to terminate this agreement and require the party breaching the contract to compensate the lessor for the losses suffered therefore.

7.4 If the lessor cancels this agreement, the lessor further has the right to cancel the Financial Leasing Contract or the corresponding leasing contract, and the commission fee already collected by the lessor under the leasing contract will is not refundable. If the lessor cancels this agreement due to the buyer’s breach of contract in Article 7.2, the buyer shall bear the fundamental liability for breach of contract for the lessor according to the corresponding leasing agreement.

7.5 If the seller cancels this agreement due to seller’s breach of contract in Article 7.1 or because the buyer cancels the Contract on Procurement of Equipment based on the seller’s breach of the Contract on Procurement of Equipment, the seller shall bear the corresponding liability for compensating the loss suffered by the lessor, and the seller shall return all fund and interests (the interest is 5/10,000 daily from the day of actual payment made by the lessor and the seller to the day when all the payment is returned by the seller) paid by the lessor and the buyer for the lease items, and the buyer bears the liability for jointly compensating. The buyer agrees that the lessor has the prior right to receive compensation for the purchase price of all the lease items returned by the seller, that is, the total payment for the lease items returned by the seller will be used preferentially to balance the fund which should be paid by the buyer to the lessor according to Article 12.6 of the Financial Leasing Contract, and for any insufficient part, the lessor has the right to further claim from the buyer (lessee). After the termination of this agreement, both the buyer and the seller shall confirm the further fulfillment of rights and obligations under the Contract on Procurement of Equipment by themselves, and the ownership of the lease items under the Contract on Procurement of Equipment shall be given to the buyer after all payment or settlement under the Financial Leasing Contract is made to the lessor. The lessor does not assume any responsibility and the buyer shall ensure that the lessor does not bear any responsibility or suffer any loss. The seller hereby confirms the above mentioned agreement.

7.6 If the Financial Leasing Contract or Contract on Procurement of Equipment is canceled not due to the lessor’s reasons, the lessor has the right to terminate this agreement or the Financial Leasing Contract without bearing any liability for the buyer and the seller, and any losses suffered by the seller will be resolved by the buyer and the seller through negotiations, and the buyer shall bear the liability for compensating the lessor according to the Financial Leasing Contract.

7.7 If this Agreement or the Contract on Procurement of Equipment is terminated prior to the Financial Leasing Contract not due to the lessor’s reasons, the lessor will have the right to terminate the Financial Leasing Contract. The lessor shall not be liable to the buyer and the seller, and the buyer shall compensate the lessor for all losses under this Agreement and the Financial Leasing Contract. In addition, if the seller suffers any loss, the buyer shall bear full responsibility to the seller and ensure that the lessor does not bear any responsibility or obligation.

Article 8: Force majeure

8.1 In the event of a force majeure event such as a war, terrorist attack, earthquake, fire, typhoon, governmental policy change or any other force majeure event which cannot be foreseen or controlled or of which the occurrence and consequence cannot be prevented or avoided by any party in this Agreement, the party who is affected by the force majeure event and cannot fulfill the obligations under this Agreement shall immediately notify the other party in a written form (within seven (7) days after the occurrence of the force majeure event), provide evidences for the force majeure event and loss, and take remedial measures to reduce losses and prevent losses from further expansion.

8.2 If one party encounters a force majeure event but fails to provide any supporting document according to the previous article of this Article, the other party will have the right to reasonably believe that there is no force majeure event. The party that encounters the force majeure event shall immediately resume the performance of this Agreement.

8.3 During the period of force majeure, if one party who encounters the force majeure event fails to perform or delays performing the obligations under this Agreement due to the force majeure, the liability for breach of contract may be partially or totally waived. However, the encountering party may not request for any exemption from the obligations that should be performed under this agreement. The buyer shall, in consultation with the seller, revise the relevant Contract on Procurement of Equipment, and the costs incurred shall be borne by the buyer.

8.4 According to the extent of the impact of the force majeure event, all parties shall decide whether to delay the fulfillment or terminate this agreement. If the force majeure event lasts for more than thirty (30) days and a party is unable to continue to perform its obligations under this agreement, any party has the right to notify the other party in a written form to terminate this agreement.

8.5 If the lease items cannot be delivered on time or cannot meet the payment conditions of Article 3 of this Agreement due to the force majeure at the seller, the buyer shall provide a written notice and relevant supporting documents to the lessor in accordance with Article 8.1, after the lessor confirms, the buyer may be exempted from the liability for breach of contract within the extend of the event of force majeure. If it is still impossible to deliver the lease items within thirty (30) days after the occurrence of force majeure, the lessor will have the right to terminate the entrusted purchasing and financial leasing of the lease items or terminate the Financial Leasing Contract and this agreement, at this time, the buyer shall pay the lessor the amount stipulated in Article 12.6 of the Financial Leasing Contract.

Article 9: Notification and delivery

9.1 Any notification or other communication under this Agreement shall be sent to the address specified by each party at the beginning of the document. In the event that no party is restricted to prove that the other party has received any communication, any communication shall be deemed to have been received in accordance with the following time conditions:

(1) At the time of handing over if sent by a special person in express delivery;

(2) 5 days after the posting day when it is put into an envelop with postal fee prepaid and receiving address correctly filled if sent by mailing.

(3) At the time when it is faxed to the correct fax number if sent by faxing.

9.2 For any notice received after the non-business day or after the business hours at the receiving place, such notice may only be deemed to have been received on the next business day at the receiving place.

Article 10: Others

10.1 Unless otherwise stated, terms under this Agreement have the same meaning or interpretation as the terms under the Financial Leasing Contract.

10.2 All headings in this Agreement are for convenient reference only and do not affect the interpretation of this Agreement or its terms.

10.3 All amendments or changes to this Agreement shall be in written forms and shall become effective after they are signed by each party.

10.4 This Agreement applies the laws of the People’s Republic of China. For any dispute arising from or in connection with this Agreement, all parties agree to submit to the jurisdiction of the people’s court where the agreement is signed.

10.5 This Agreement shall become effective after it has been signed by the legal representatives or authorized representatives of the parties and stamped with the official stamps (or special stamps for contracts). The original form of this agreement is in triplicate kept by each party and with the same legal effect.

Article 11: Appendixes

The appendixes to this Agreement are an integral part of this Agreement and has the same legal effect as this Agreement.

Appendix I: List of lease items

(This page is the signing page and has no text)

Each Party hereto has read, fully understood and agreed to all the terms and conditions. In witness whereof, the Parties hereto have caused this Contract to be executed as follows:

Transferee: Huaxia Financial Leasing Co., Ltd. (Stamp)

Legal representative or authorized representative (signature):

Date: October________, 2019

Transferer: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (Stamp)

Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (seal)

Legal representative or authorized representative (signature): Zhou Feng

Date: October________, 2019

Seller: Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd. (Stamp)

Jiangsu Zhonghong Photovoltaic Engineering Technology Co., Ltd. (Stamp)

Legal representative or authorized representative (Signature): Xu Aojun

Date: October________, 2019

Appendix II: Contract on Procurement of Equipment

(Signature Page Below)

Appendix I: List of lease items

No.	Name of Lease Items	Quantity/unit* of lease items	Functioning day	Years of economic applicability	Depreciation Policy of the Lessee	Original Value of Lease Items (yuan)	Confirmed Net Value (yuan)	Location
1	335 polycrystalline component	35.5368 MW	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	135,220,725.00	135,220,725.00	Project site in yilong County
2	2*10 Structural supports	5304 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	38,544,000.00	38,544,000.00	Project site in yilong County
3	1.26MWp boost inverter	24 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	15,920,658.00	15,920,658.00	Project site in yilong County
4	1*4 PV cable	153000m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	2,570,400.00	2,570,400.00	Project site in yilong County

5	PV004 PV connector	5304 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	53,183.00	53,183.00	Project site in yilong County
6	Aluminum alloy power cable	70000m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	5,523,800.00	5,523,800.00	Project site in yilong County
7	DC combiner box	336 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	2,186,400.00	2,186,400.00	Project site in yilong County
8	Component block and matching bolt	35.5368 MW	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	1,516,284.68	1,516,284.68	Project site in yilong County
9	Aluminum alloy high voltage power cable	5500m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	3,286,500.00	3,286,500.00	Project site in yilong County

10	Cable tray	8500m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	4,350,000.00	4,350,000.00	Project site in yilong County
11	Grounded 50x5 hot-dip galvanized flat steel	30000m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	1,649,400.00	1,649,400.00	Project site in yilong County
12	High voltage switchgear	7 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	1,972,000.00	1,972,000.00	Project site in yilong County
13	SVG reactive power compensation device	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	4,548,876.00	4,548,876.00	Project site in yilong County
14	Station and grounding transformer	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	91,596.96	91,596.96	Project site in yilong County

15	35KV grounding resistance complete set	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	45,798.48	45,798.48	Project site in yilong County
16	Station low voltage outlet cabinet	3 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	32,919.39	32,919.39	Project site in yilong County
17	10kV station transformer	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	36,997.71	36,997.71	Project site in yilong County
18	10kV power overhead line (including wire LGJ-95, pole and hardware, etc.)	3km	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	35,598.89	35,598.89	Project site in yilong County

19	35kV power cable	300m	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	1,684,213.61	1,684,213.61	Project site in yilong County
20	Switching station independent lightning rod	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	1,924,703.02	1,924,703.02	Project site in yilong County
21	Computer monitoring system	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	52,791.35	52,791.35	Project site in yilong County
22	Full station (including field area) video security monitoring system	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	556,500.00	556,500.00	Project site in yilong County
23	Fault recording system	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	122,993.13	122,993.13	Project site in yilong County

24	Protection and fault information management sub-station	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	51,500.00	51,500.00	Project site in yilong County
25	Telecontrol communication system	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	956,800.00	956,800.00	Project site in yilong County
26	35kV line optical difference protection	2 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	80,000.00	80,000.00	Project site in yilong County
27	Low frequency low voltage decoupling and high frequency cutting machine	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	309,700.00	309,700.00	Project site in yilong County
28	220V DC system	4 sets	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	559,700.00	559,700.00	Project site in yilong County

29	UPS inverter power cabinet	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	411,796.19	411,796.19	Project site in yilong County
30	Optical fiber communication equipment	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	86,888.31	86,888.31	Project site in yilong County
31	Regional dispatch data network access equipment	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	56,888.00	56,888.00	Project site in yilong County
32	Communication power cabinet	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	58,888.30	58,888.30	Project site in yilong County
33	Scheduling communication	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	51,888.31	51,888.31	Project site in yilong County

34	Electric energy metering screen	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	158,317.16	158,317.16	Project site in yilong County
35	Optical power prediction system equipment	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	26,579.29	26,579.29	Project site in yilong County
36	PV power station environmental monitor	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	81,208.00	81,208.00	Project site in yilong County
37	Electric energy monitoring device	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	41,208.00	41,208.00	Project site in yilong County
38	Secondary safety equipment	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	21,208.00	21,208.00	Project site in yilong County

39	Active power and reactive power control system	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	60,980.37	60,980.37	Project site in yilong County
40	Clock synchronization system screen	1 set	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	202,779.64	202,779.64	Project site in yilong County
41	Secondary control voltage and power line	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 5%	163,389.00	163,389.00	Project site in yilong County
42	Construction and installation cost	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 6%	164,389.82	164,389.82	Project site in yilong County
43	Communication power cabinet	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 7%	85,989.00	85,989.00	Project site in yilong County

44	Scheduling communication	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 8%	186,489.00	186,489.00	Project site in yilong County
45	Electric energy metering screen	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 9%	36,489.00	36,489.00	Project site in yilong County
46	Optical power prediction system equipment	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 10%	51,489.00	51,489.00	Project site in yilong County
47	PV power station environmental monitor	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 11%	211,489.00	211,489.00	Project site in yilong County
48	Grounded 50x5 hot-dip galvanized flat steel	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 12%	81,489.00	81,489.00	Project site in yilong County
49	High voltage switchgear	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 13%	51,350.24	51,350.24	Project site in yilong County
50	SVG reactive power compensation device	1 unit	2020/1/1	20	Straight line depreciation over 5 years to a salvage value of 14%	1,674,432.76	1,674,432.76	Project site in yilong County

Appendix II: Contract on Procurement of Equipment

Please see the EPC contract.